EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
eGlobe, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 19, 1999, except for Note 18, which is as of April 10, 1999, relating to the consolidated financial statements and schedule of eGlobe, Inc. appearing in the Company's Annual Report on Form 10-K for the nine months ended December 31, 1998.

                                                     /s/ BDO SEIDMAN, LLP
                                                     ---------------------------
                                                         BDO SEIDMAN, LLP

Denver, Colorado
October 5, 1999